Exhibit (e)(1)(i)

FIRST AMENDMENT TO

DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the novated Distribution Agreement (the “Agreement”) dated as of September 30, 2021, by and between Brinker Capital Destinations Trust (“Fund Company”) and Foreside Fund Services, LLC (“Foreside”) is entered into as of October 22, 2021 (the “Effective Date”).

WHEREAS, Fund Company and Foreside (“Parties”) desire to amend Exhibit A of the prior agreement incorporated by reference in the Agreement (“Prior Agreement”) to reflect the addition of one Fund; and

WHEREAS, Section 16 of the Prior Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.	Exhibit A of the Prior Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which reflects the addition of: Destinations Shelter Fund.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

BRINKER CAPITAL DESTINATIONS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Donna M. Marley	By:	/s/ Mark Fairbanks
	Name: Donna M. Marley		Mark Fairbanks, Vice President
Title: COO

EXHIBIT A

FUND LIST

Destinations Large Cap Equity Fund

Destinations Small-Mid Cap Equity Fund

Destinations International Equity Fund

Destinations Equity Income Fund

Destinations Core Fixed Income Fund

Destinations Low Duration Fixed Income Fund

Destinations Global Fixed Income Opportunities Fund

Destinations Municipal Fixed Income Fund

Destinations Multi Strategy Alternatives Fund

Destinations Shelter Fund